SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 20, 2010 (July 16, 2010)
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01. Financial Statements and Other Exhibits.

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.
          On July 16, 2010, Superior Well Services, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the credit agreement (the “Credit Agreement”) evidencing its credit facility (the “Credit Facility”). The following changes were made to the Credit Agreement as a result of the Third Amendment:
•	the total capacity under the Credit Facility was temporarily increased from $75.0 million to $90.0 million. The temporary increase in the total capacity will expire on December 31, 2010;

•	the maximum capital expenditures financial covenant was revised to increase the limit on maximum capital expenditures from $6.0 million per fiscal quarter to $10.0 million per fiscal quarter commencing with the fiscal quarter ending as of June 30, 2010 through the fiscal quarter ending as of March 31, 2011;

•	the letter of credit sublimit in Section 2.9(a) of the Credit Agreement was reduced from $25.0 million to $12.5 million; and

•	the minimum quarterly EBITDA financial covenant was revised such that the Company’s minimum quarterly EBITDA must not be less than: $6.0 million, $7.5 million and $10.0 million for the second, third and fourth fiscal quarters of 2010, respectively.
          All other material terms remain the same.
          The Company requested the increases to the Credit Facility’s total capacity and limit on maximum capital expenditures to provide for more liquidity and to permit additional capital expenditures in connection with increased activity levels in the Company’s operations.
          Certain of the lenders under the Credit Facility or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future.
          This description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Other Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities, Inc., as Sole Lead Arranger.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: July 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities, Inc., as Sole Lead Arranger.